UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 300 Park Center I

6100 Oak Tree Boulevard

Independence, Ohio 44131

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On May 4, 2015, GrafTech International Ltd. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with BCP IV GrafTech Holdings LP, an affiliate of Brookfield Capital Partners Ltd. (“Brookfield”), pursuant to which the Company agreed to issue and sell and Brookfield agreed to purchase and pay for: (i) shares of a new Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) in an amount equal to 19.9% of the Company’s outstanding common stock (the “Series A Preferred Shares”) and (ii) shares of a new Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock,” and, together with the Series A Preferred Stock, the “Preferred Stock”), in an amount equal to 150,000 less the number of Series A Preferred Shares, for an aggregate purchase price of $150,000,000 in cash (the “Purchase Price”).

The closing of the purchase and sale of the Preferred Stock (the “Closing”) is expected to occur upon the satisfaction of customary closing conditions set forth in the Investment Agreement, including the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of any other applicable antitrust and regulatory approval requirements. The Investment Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Pursuant to the Investment Agreement, the Company is required to reimburse Brookfield for its reasonable, out-of-pocket fees and expenses (including the reasonable fees and expenses of legal counsel, accountants, investment bankers, brokers, or other representatives or consultants) up to $500,000 incurred in connection with the transaction.

Upon issuance, the holders of the Preferred Stock have the right, if a change of control shall have occurred prior to the Closing, to require the Company to repurchase all or any portion of such holder’s shares of Preferred Stock at an amount equal to the amount that the holders of the Preferred Stock would have received had they converted the Preferred Stock into shares of common stock immediately prior to such change of control.

The proceeds from the sale of the Preferred Stock will be used by the Company, along with its other cash and borrowing resources, to repay the Company’s senior subordinated notes due to mature in November 2015.

Preferred Stock

Upon issuance, the Series A Preferred Stock will be immediately convertible, at Brookfield’s option, into shares of common stock of the Company, at a conversion price of $5.00 per common share, subject to customary anti-dilution adjustments. Each share of the Series B Preferred Stock will automatically convert into one share of Series A Preferred Stock upon approval by the Company’s stockholders of such conversion in accordance with New York Stock Exchange requirements (the “Stockholder Approval”). The Company has agreed to seek the Stockholder Approval at the Company’s 2015 annual stockholders meeting.

The Preferred Stock will be entitled to an annual dividend at the rate of 7.0% prior to any dividend or distribution with respect to any of the Company’s capital stock junior to the Preferred Stock, which will be due and payable quarterly in arrears in cash. Dividends will be cumulative and will accrue until paid. If the Company fails to make timely dividend payments, the dividend rate would increase to 8% per annum until such time as all accrued but unpaid dividends have been paid in full. The Preferred Stock will have a liquidation preference equal to the greater of (x) $1,000 per share, plus all accrued and unpaid dividends thereon, whether or not declared and (y) the amount that the holders of the Preferred Stock would have received had they converted the Preferred Stock into shares of common stock (or Series A Preferred Stock in the case of Series B Preferred Stock) immediately prior to the time of liquidation. The Preferred Stock will rank junior to the Company’s existing and future indebtedness. The Series A Preferred Stock will have certain mandatory redemption rights at the holders’ option following the seventh anniversary of the issue date and certain redemption rights at the option of the Company following the fourth anniversary of the issue date if the daily volume weighted average price of the Company’s common stock equals or exceeds 175.0% of the conversion price for at least 40 trading days during a period of 60 consecutive trading days, in each instance at a redemption price per share equal to $1,000 per share plus all accrued and unpaid dividends thereon, whether or not declared. The Series B Preferred Stock has a mandatory redemption right at the holders’ option if the Stockholder Approval is not obtained by a specified date. The holders of the Preferred Stock also have the right, upon the occurrence of a change of control (other than one for which such holders have a repurchase right under the Investment Agreement), to require the Company to repurchase all or any portion of such holder’s shares of Preferred Stock, at a make-whole premium.

The holders of the Preferred Stock will be entitled to vote as a class on matters adversely affecting the Preferred Stock and, subject to certain ownership thresholds, on the election of designated board nominees, and the holders of the Series A Preferred Stock will be entitled to vote together with the holders of common stock, as a single class, on an as converted basis, on other matters. So long as 25% of the originally issued shares of Series A Preferred Stock is outstanding, holders of a majority of the Preferred Stock are entitled to veto rights over issuances of senior or parity securities and changes to the certificate of incorporation of the Company that are adverse to the Preferred Stock.

Stockholder Rights

The Investment Agreement contains a form of Stockholder Rights Agreement (“Stockholder Rights Agreement”), which will be executed by the parties at the Closing. Pursuant to the Stockholder Rights Agreement, upon issuance of the Preferred Stock, Brookfield will have the right to designate two members for election to the Company’s board of directors for so long as Brookfield owns at least 75% of the common stock issuable or actually issued upon conversion of the Series A Preferred Stock, excluding all shares of Series A Preferred Stock issued upon conversion of the Series B Preferred Stock (the “Original Preferred Shares”). Brookfield will have the right to appoint one such member of the board for so long as Brookfield owns at least 25%, but less than 75%, of the Original Preferred Shares. In addition, for so long as at least 25% of the Original Preferred Shares remain outstanding, the Company will not increase the size of the board to more than 11 members without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

For so long as Brookfield owns 25% or more of the Preferred Stock, Brookfield will have preemptive rights with respect to equity offerings, to enable Brookfield to maintain its proportionate equity ownership interest, subject to certain exceptions. The Stockholder Rights Agreement also prohibits Brookfield from selling or transferring any of the Preferred Stock to any competitor, key supplier or vendor of the Company as specified by the Company.

Registration Rights

The Investment Agreement also contains a form of Registration Rights Agreement (the “Registration Rights Agreement”), which will be executed by the parties at the Closing. The Registration Rights Agreement entitles Brookfield to customary demand, piggyback and shelf registration rights with respect to the shares of common stock underlying the Series A Preferred Stock and any other shares of common stock that Brookfield may acquire.

Limited Guarantee

In connection with the Investment Agreement, Brookfield Capital Partners IV L.P. (“Capital Partners”) delivered a limited guarantee (the “Limited Guarantee”) in favor of the Company, pursuant to which Capital Partners guaranteed performance of the obligations of Brookfield under the Investment Agreement through the Closing.

The foregoing descriptions of the Investment Agreement and the agreements and documents that are attached thereto and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement and the Limited Guarantee, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Preferred Stock is being sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and in reliance on similar exemptions under applicable state laws. Brookfield represented to the Company in the Investment Agreement that it is an “accredited investor” within the meaning of Rule 501 under the Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and that it has not acquired the Preferred Stock with a view to the distribution thereof. Because the Preferred Stock (and the shares of common stock underlying the Preferred Stock, except as provided in the Registration Rights Agreement) will not be registered, it may not be offered or sold by Brookfield absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under Act.

Item 8.01.	Other Events.

Press Release

On May 4, 2015, the Company issued a press release announcing that the Company entered into the Investment Agreement described above. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 4, 2015	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Investment Agreement (with form of Registration Rights Agreement, Certificates of Designation and Stockholder Rights Agreement attached)

10.2	Limited Guarantee

99.1	Press Release

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